    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1998
                                            REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  CLARIFY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           7372                          77-0259235
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           CLASSIFICATION               IDENTIFICATION NUMBER)
                                          CODE NUMBER)

                                2125 O'NEL DRIVE
                           SAN JOSE, CALIFORNIA 95131
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                   CLARIFY INC. EMPLOYEE STOCK PURCHASE PLAN
               CLARIFY INC. 1995 STOCK OPTION/STOCK ISSUANCE PLAN
           OPTIONS GRANTED UNDER WRITTEN COMPENSATION AGREEMENTS WITH
      ANTHONY ZINGALE, KIRSTEN BERG-PAINTER, JAN PRAISNER AND JEANNE URICH
                           (FULL TITLE OF THE PLANS)

                                ANTHONY ZINGALE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               2125 O'NEL DRIVE,
                               SAN JOSE, CA 95131
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (408) 573-3000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                   AMOUNT TO           OFFERING PRICE          AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED          BE REGISTERED (1)         PER SHARE           OFFERING PRICE       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan:.....        500,000                 N/A                   N/A                   N/A
Common Stock, $0.0001 par value...     500,000 shares           $8.50(2)            $4,250,000(2)          $1,253.75

1995 Stock Option / Stock Issuance
  Plan:
Options to purchase Common
  Stock...........................       1,226,217                N/A                   N/A                   N/A
Common Stock, $0.0001 par value...    1,226,217 shares          $8.50(2)           $10,422,844.50(2)       $3,074.74

Option Granted Under Written
  Compensation Agreement with
  Anthony Zingale
Options to purchase Common
  Stock...........................        400,000                 N/A                   N/A                   N/A
Common Stock, $0.0001 par value...     400,000 shares          $14.875(3)           $5,950,000(3)          $1,755.25

Option Granted Under Written
  Compensation Agreement with
  Kirsten Berg-Painter
Options to purchase Common
  Stock...........................        220,000                 N/A                   N/A                   N/A
Common Stock, $0.0001 par value...     220,000 shares         $11.6875(3)           $2,571,250(3)            $758.52

Option Granted Under Written
  Compensation Agreement with Jan
  Praisner
Options to purchase Common
  Stock...........................        225,000                 N/A                   N/A                   N/A
Common Stock, $0.0001 par value...     225,000 shares         $13.0615(3)          $2,939,062.50(3)          $867.03

Option Granted Under Written
  Compensation Agreement with
  Jeanne Urich
Options to purchase Common
  Stock...........................        170,000                 N/A                   N/A                   N/A
Common Stock, $0.0001 par value...     170,000 shares         $14.3750(3)          $2,443,750(3)             $720.91
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Clarify Inc. Employee Stock Purchase Plan, the Clarify Inc. 1995 Stock Option / Stock Issuance Plan and the Options Granted Under Written Compensation Agreements with Anthony Zingale, Kirsten Berg-Painter, Jan Praisner and Jeanne Urich by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Clarify Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Clarify Inc. as reported on the Nasdaq National Market on October 19, 1998.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of the outstanding option.
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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Clarify Inc. ("Clarify") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

          (a) Clarify's report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) (1) Clarify's quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

              (2) Clarify's quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

          (c) Clarify's Registration Statement No. 00-26776 on Form 8-A filed with the SEC on September 15, 1995, under Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to Clarify's outstanding Common Stock.

     All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Clarify's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Clarify's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Clarify and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Clarify for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Clarify has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Clarify's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 7. EXHIBITS

    EXHIBIT
    NUMBER                               EXHIBIT
    -------                              -------
      4        Instrument Defining Rights of Stockholders. Reference is
               made to Registrant's Registration Statement No. 00-26776 on
               Form 8-A, which is incorporated herein by reference under
               the Item 3(C) of this Registration Statement.
      5        Opinion and consent of Gunderson Dettmer Stough Villeneuve
               Franklin & Hachigian, LLP.
     23.1      Consent of PricewaterhouseCoopers LLP -- Independent Accountants.
     23.2      Consent of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian, LLP is contained in Exhibit 5.
      24       Power of Attorney. Reference is made to page II-4 of this
               Registration Statement.

ITEM 8. UNDERTAKINGS

     A. Clarify hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

             (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Clarify under the Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

          (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Clarify's Employee Stock Purchase Plan, Clarify's 1995 Stock Option / Stock Issuance Plan and the Written Compensation Agreements with Anthony Zingale, Kirsten Berg-Painter, Jan Praisner and Jeanne Urich.

     B. Clarify hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Clarify's annual report under
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Clarify under the foregoing provisions, or otherwise, Clarify has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Clarify of expenses incurred or paid by a director, officer or controlling person of Clarify in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Clarify will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Under the requirements of the Securities Act of 1933, as amended, Clarify certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 23rd day of October, 1998.

                                          CLARIFY INC.

                                          By: /s/ ANTHONY ZINGALE
                                            ------------------------------------
                                            Anthony Zingale
                                            President, Chief Executive Officer
                                              and Director

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Clarify Inc., a Delaware corporation, do hereby constitute and appoint Anthony Zingale and Jan Praisner, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                        DATE
                ---------                                    -----                        ----

/s/ ANTHONY ZINGALE                           President, Chief Executive Officer    October 23, 1998
------------------------------------------    (Principal Executive Officer) and
Anthony Zingale                               Director

/s/ JAN PRAISNER                              Chief Financial Officer (Principal    October 23, 1998
------------------------------------------    Financial and Accounting Officer)
Jan Praisner

/s/ THOMAS H. BREDT                           Director                              October 23, 1998
------------------------------------------
Thomas H. Bredt

/s/ JOSEPH B. COSTELLO                        Director                              October 23, 1998
------------------------------------------
Joseph B. Costello

/s/ MARY JANE ELMORE                          Director                              October 23, 1998
------------------------------------------
Mary Jane Elmore

/s/ CHRISTOPHER H. GREENDALE                  Director                              October 23, 1998
------------------------------------------
Christopher H. Greendale

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             EXHIBIT
-------                            -------
 4       Instrument Defining Rights of Stockholders. Reference is
         made to Registrant's Registration Statement No. 00-26776 on
         Form 8-A, which is incorporated herein by reference under
         the Item 3(C) of this Registration Statement.
 5       Opinion and consent of Gunderson Dettmer Stough Villeneuve
         Franklin & Hachigian, LLP.
23.1     Consent of PricewaterhouseCoopers LLP -- Independent Accountants.
23.2     Consent of Gunderson Dettmer Stough Villeneuve Franklin &
         Hachigian, LLP is contained in Exhibit 5.
24       Power of Attorney. Reference is made to page II-4 of this
         Registration Statement.